CSMC 2006-3

$431,118,114

(Approximate)

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

CSMC Mortgage-Backed Pass-Through Certificates, Series 2006-3

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse

Underwriter

$431,118,114 (Approximate)

CSMC Mortgage-Backed Pass-Through Certificates, Series 2006-3

Pricing Information

Offered Certificates:

Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)	Principal Payment Window(3)	Expected Initial Target C/E(4)	Proposed Ratings (S&P/Moody’s)	Day Count Convention
I-A-1(5)(6)	226,659,000	Senior / Adj. Rate	LIBOR + 0.09%	1.00	Apr 06 – May 08	11.50%	AAA/Aaa	Actual/360
I-A-2(5)(7)	94,429,000	Senior / Adj. Rate	LIBOR + 0.22%	3.15	May 08 – Jul 11	11.50%	AAA/Aaa	Actual/360
I-A-3	10,000,218	Senior / Fixed Rate	6.12%	6.14	Jul 11 – Sep 12	11.50%	AAA/Aaa	30/360
I-A-4(12)	58,427,000	Senior / Fixed Rate / NAS	5.83%	5.73	Aug 09 – Sep 12	11.50%	AAA/Aaa	30/360
I-M-1(5)(8)	17,029,165	Subordinate / Adj. Rate	LIBOR + 0.40%	4.52	Jun 09 – Sep 12	7.55%	AA/Aa2	Actual/360
I-M-2(5)(9)	12,933,543	Subordinate / Adj. Rate	LIBOR + 0.58%	4.48	May 09 – Sep 12	4.55%	A/A2	Actual/360
I-M-3(5)(10)	8,837,921	Subordinate / Adj. Rate	LIBOR + 1.50%	4.45	Apr 09 – Sep 12	2.50%	BBB/Baa2	Actual/360
I-M-4(5)(11)	2,802,267	Subordinate / Adj. Rate	LIBOR + 2.50%	4.36	Apr 09 – Sep 12	1.85%	BBB-/Baa3	Actual/360
Total

(1)

Bond sizes are based on the February 1, 2006 mortgage loan balance rolled forward to March 1, 2006 at 25 CPR. The actual bond sizes will be based on the March 1, 2006 collateral balance (the “Cut-off Date Balance”).

(2)

The coupons are capped by the Net Funds Cap as described herein.  If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the interest rate for each fixed rate certificate will be increased by 0.50% and the certificate margin for each adjustable rate certificate will be doubled, in each case subject to the Net Funds Cap.

(3)

The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 4.57%.  100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 30.00% CPR over 12 months.  In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 30.00% CPR.

(4)

The expected initial target credit enhancement percentage includes the target overcollateralization of 1.85%, and will be supplemented by initial excess spread of approximately 3.26%, which will provide additional credit enhancement. As of the Closing Date, the aggregate balance of the Certificates is expected to be approximately equal to the Cut -off Date Balance.

(5)

The Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates will settle flat.

(6)

An Interest Rate Cap will be purchased for the benefit of the Class I-A-1 Certificates  (the “Class I-A-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-A-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-A-1 Certificates but not credit losses on the mortgage loans. The Class I-A-1 Interest Rate Cap will be outstanding through and including the Distribution Date in May 2008.

(7)

An Interest Rate Cap will be purchased for the benefit of the Class I-A-2 Certificates  (the “Class I-A-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-A-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-A-2 Certificates but not credit losses on the mortgage loans. The Class I-A-2 Interest Rate Cap will be outstanding through and including the Distribution Date in July 2011.

(8)

An Interest Rate Cap will be purchased for the benefit of the Class I-M-1 Certificates  (the “Class I-M-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-M-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-M-1 Certificates but not credit losses on the mortgage loans. The Class I-M-1 Interest Rate Cap will be outstanding through and including the Distribution Date in September 2012.

(9)

An Interest Rate Cap will be purchased for the benefit of the Class I-M-2 Certificates  (the “Class I-M-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-M-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-M-2 Certificates but not credit losses on the mortgage loans. The Class I-M-2 Interest Rate Cap will be outstanding through and including the Distribution Date in September 2012.

(10)

An Interest Rate Cap will be purchased for the benefit of the Class I-M-3 Certificates  (the “Class I-M-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-M-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-M-3 Certificates but not credit losses on the mortgage loans. The Class I-M-3 Interest Rate Cap will be outstanding through and including the Distribution Date in September 2012.

(11)

An Interest Rate Cap will be purchased for the benefit of the Class I-M-4 Certificates  (the “Class I-M-4 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class I-M-4 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class I-M-4 Certificates but not credit losses on the mortgage loans. The Class I-M-4 Interest Rate Cap will be outstanding through and including the Distribution Date in September 2012.

(12)

The Class I-A-4 Certificates are non-accelerated Senior Certificates.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Floating Rate Certificate:	The Floating Rate Certificates consist of Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of Class I-A-3 and Class I-A-4.
Senior Certificates:	The Senior Certificates consist of Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4.
Offered Certificates:	The Offered Certificates consist of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates.
Non-Offered Certificates:	The Non-Offered Certificates consist of the Class X Certificates
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class I-M-2, Class I-M-3 and Class I-M-4, are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	February 1, 2006.
Cut-off Date:	March 1, 2006.
Closing Date:	On or about March 30, 2006.
Investor Settlement:	On or about March 31, 2006.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in April 2006.
Interest Accrual Period:

The Interest Accrual Period for each Distribution Date with respect to the Floating Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis).  The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Offered Certificates other than the Floating Rate Certificates, and 0 days with respect to the Floating Rate Certificates.
Optional Termination:

The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:

100% of the prepayment assumption (the “PPC”) describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.8182% CPR per month to 30.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 30.00% CPR thereafter.

Certificate Ratings:

The Senior Certificates and the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates are expected to be rated by S&P and Moody’s:

Class I-A:       AAA/Aaa

Class I-M-1:

  AA/Aa2

Class I-M-2:

  A/A2

Class I-M-3:

  BBB/Baa2

Class I-M-4:

  BBB-/Baa3

Coupon/Margin Step-up:

If the Optional Termination is not exercised, the Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points and the Certificate Margin on the Adjustable Rate Certificates will be doubled.

Expense Fee Rate:	The per annum rate at which the servicing fee, trust administrator fee, and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:

The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the lesser of (i) one-month LIBOR plus the certificate margin and (ii) the Net Funds Cap.  The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:

For any distribution date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the related group as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Group Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:

For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Basis Risk Shortfall:

For any class of offered certificates, and any distribution date, the sum of:  (1) the excess, if any, of the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over the related Current Interest for the applicable distribution date, (2) any Basis Risk Shortfall remaining unpaid from prior distribution dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Current Interest:

For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:

For any class of offered certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) with respect to the offered certificates, interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:

For any distribution date and loan group, the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or master servicer with respect to the related mortgage loans and distribution date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans in the related loan group during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans in the related loan group during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Class I-A-4 Calculation Percentage:

As to any distribution date, a fraction expressed as a percentage, the numerator of which is the Class Principal Balance of the Class I-A-4 Certificates and the denominator of which is the aggregate Class Principal Balance of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in each case prior to giving effect to distributions of principal on that distribution date.

Class I-A-4 Lockout Percentage:

As to any distribution date, the applicable percentage set forth below for that distribution date:

Range of Distribution Dates

Lockout Percentage

April 2006 – March 2009

     0.00%

April 2009 – March 2011

   45.00%

April 2011 – March 2012

   80.00%

April 2012 – March 2013

100.00%

April 2013 and thereafter

300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
I-A	9.65%	11.50%	23.00%
I-M-1	5.70%	7.55%	15.10%
I-M-2	2.70%	4.55%	9.10%
I-M-3	0.65%	2.50%	5.00%
I-M-4	0.00%	1.85%	3.70%

*    Prior to Stepdown Date, based on Aggregate Loan Group Balance as of the Cut-off Date.

** After Stepdown Date, based on the Aggregate Loan Group Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 1.85% of the Aggregate Loan Group Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 3.70% of the Aggregate Loan Group Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Group Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Group Balance as of the first day of the related collection period.

Stepdown Date:

The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in April 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 23.00%.

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class

Percentage

Class A Certificates

[TBA]%

Class M-1 Certificates

[TBA]%

Class M-2 Certificates

[TBA]%

Class M-3 Certificates

[TBA]%

Class M-4 Certificates

[TBA]%

or

(ii) the cumulative realized losses as a percentage of the Aggregate Loan Group Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Cumulative Loss Percentage

April 2008 – March 2009

[TBA]%*

April 2009 – March 2010

[TBA]%*

April 2010 – March 2011

[TBA]%*

April 2011 – March 2012

[TBA]%*

April 2012 and thereafter

[TBA]%

*  The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:	Telerate Page 3750.
Deferred Amount:

For any class of subordinate certificates and distribution date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to recoveries.

Overcollateralization Commencement Date:	The May 2006 Distribution Date.
Distributions to I. Certificateholders:	On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

1.

Concurrently, to the Class I-A Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such distribution date;

2.

To the Class I-M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

3.

To the Class I-M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

4.

To the Class I-M-3 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

5.

To the Class I-M-4 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

6.

For application as part of monthly excess cash flow (such amount “Monthly Excess Interest).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.    To the Class I-A-4 Certificates, the Class I-A-4 Lockout Percentage of the Class I-A-4 Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date until the Class Principal Balance of such class has been reduced to zero; and

2. Sequentially, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and
3. Sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and
4. For application as part of monthly excess cash flow.

III.	On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority:

1.    To the Class I-A-4 Certificates, the Class I-A-4 Lockout Percentage of the Class I-A-4 Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date (in accordance with the Target Credit Enhancement percentages) until the respective Class Principal Balance has been reduced to zero; and

2.    Sequentially, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, remaining amounts of principal payments allocable to the Senior Certificates (in accordance with the Target Credit Enhancement percentages) until the respective Class Principal Balance has been reduced to zero; and

3.    Sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates (in accordance with the Target Credit Enhancement percentages for each class) until the respective Class Principal Balance has been reduced to zero; and

4. For application as part of monthly excess cash flow.
IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:
1. For the first Distribution Date, 100% of the Monthly Excess Interest will be released to the Class X;

2.   (A) Until the aggregate Class Principal Balance of the certificates equals the Aggregate Loan Group Balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) to the Class I-A-4 Certificates, the Class I-A-4 Lockout Percentage of the Class I-A-4 Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date until the Class Principal Balance of such class has been reduced to zero;

(b) to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, sequentially, until the respective Class Principal Balances have been reduced to zero;

(c) to the Class I-M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(d) to the Class I-M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(e) to the Class I-M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(f) to the Class I-M-4 Certificates, until the Class Principal Balance has been reduced to zero; and

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

3.    to the Class I-M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such Class;

4.    to the Class I-M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such Class;

5.

to the Class I-M-3 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such Class;

6.

to the Class I-M-4 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such Class;

7.

to the Class I-A Certificates, pro rata based on amounts due (after giving effect to any payments applicable to Basis Risk Shortfall paid from the Class I-A-1 Interest Rate Cap and the Class I-A-2 Interest Rate Cap to the Class I-A-1 and Class I-A-2 Certificates, respectively), any applicable Basis Risk Shortfall for each such class;

8.

to the Class I-M-1 Certificates, any applicable Basis Risk Shortfall for such class;

9.

to the Class I-M-2 Certificates, any applicable Basis Risk Shortfall for such class;

10.

to the Class I-M-3 Certificates, any applicable Basis Risk Shortfall for such class;

11.

to the Class I-M-4 Certificates, any applicable Basis Risk Shortfall for such class;

12.

to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

13.

To the Class X Certificates, the amount distributable thereon pursuant to the pooling and                  servicing agreement; and

14.

To the Class R Certificates, any remaining amount.

WEIGHTED AVERAGE LIFE TABLES

To Call

Class I-A-1
	50 PPC	75PPC	100PPC	125PPC	150PPC	175PPC	200PPC
WAL	1.99	1.32	1.00	0.80	0.67	0.58	0.50
Principal Window	Apr06 - Dec10	Apr06 - Feb09	Apr06 - May08	Apr06 - Nov07	Apr06 - Jul07	Apr06 - May07	Apr06 - Mar07
Class I-A-2
WAL	9.36	5.16	3.15	2.22	1.79	1.49	1.25
Principal Window	Dec10 - Jul19	Feb09 - Mar15	May08 - Jul11	Nov07 - Feb09	Jul07 - Jul08	May07 - Feb08	Mar07 - Oct07
Class I-A-3
WAL	13.32	8.99	6.14	3.21	2.40	1.97	1.65
Principal Window	Jul19 - Jul19	Mar15 - Mar15	Jul11 - Sep12	Feb09 - Feb10	Jul08 - Sep08	Feb08 - Apr08	Oct07 - Dec07
Class I-A-4
WAL	7.44	6.68	5.73	4.72	3.33	2.49	2.07
Principal Window	Apr09 - Jul19	Apr09 - Mar15	Aug09 - Sep12	Dec09 - Mar11	Sep08 - Mar10	Apr08 - Jun09	Dec07 - Oct08
Class I-M-1
WAL	8.86	5.89	4.52	3.97	3.91	3.24	2.71
Principal Window	Jul10 - Jul19	Apr09 - Mar15	Jun09 - Sep12	Aug09 - Mar11	Nov09 - Mar10	Jun09 - Jun09	Oct08 - Dec08
Class I-M-2
WAL	8.86	5.89	4.48	3.84	3.62	3.24	2.74
Principal Window	Jul10 - Jul19	Apr09 - Mar15	May09 - Sep12	Jun09 - Mar11	Jul09 - Mar10	Jun09 - Jun09	Dec08 - Dec08
Class I-M-3
WAL	8.86	5.89	4.45	3.76	3.45	3.24	2.74
Principal Window	Jul10 - Jul19	Apr09 - Mar15	Apr09 - Sep12	May09 - Mar11	May09 - Mar10	Jun09 - Jun09	Dec08 - Dec08
Class I-M-4
WAL	8.70	5.77	4.36	3.68	3.32	3.23	2.74
Principal Window	Jul10 - Jul19	Apr09 - Mar15	Apr09 - Sep12	Apr09 - Mar11	May09 - Mar10	May09 - Jun09	Dec08 - Dec08

WEIGHTED AVERAGE LIFE TABLES

To Maturity

Class I-A-1
	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC	200 PPC
WAL	1.99	1.32	1.00	0.80	0.67	0.58	0.50
Principal Window	Apr06 - Dec10	Apr06 - Feb09	Apr06 - May08	Apr06 - Nov07	Apr06 - Jul07	Apr06 - May07	Apr06 - Mar07
Class I-A-2
WAL	9.93	5.49	3.15	2.22	1.79	1.49	1.25
Principal Window	Dec10 - May25	Feb09 - Jun19	May08 - Jul11	Nov07 - Feb09	Jul07 - Jul08	May07 - Feb08	Mar07 - Oct07
Class I-A-3
WAL	21.94	15.60	8.81	3.21	2.40	1.97	1.65
Principal Window	May25 - Dec31	Jun19 - Jul25	Jul11 - Sep20	Feb09 - Feb10	Jul08 - Sep08	Feb08 - Apr08	Oct07 - Dec07
Class I-A-4
WAL	7.47	6.84	6.68	5.80	4.17	2.60	2.07
Principal Window	Apr09 - Oct31	Apr09 - May25	Aug09 - Jul20	Dec09 - Jun17	Sep08 - Feb15	Apr08 - Jun13	Dec07 - Oct08
Class I-M-1
WAL	9.58	6.42	4.92	4.29	4.20	5.03	4.17
Principal Window	Jul10 - Oct26	Apr09 - Aug20	Jun09 - Nov16	Aug09 - Jun14	Nov09 - Sep12	May10 - Sep12	Oct08 - Feb12
Class I-M-2
WAL	9.44	6.31	4.80	4.08	3.81	3.88	3.41
Principal Window	Jul10 - Dec24	Apr09 - Feb19	May09 - Oct15	Jun09 - Jul13	Jul09 - Jan12	Oct09 - Dec10	Apr09 - Feb10
Class I-M-3
WAL	9.14	6.09	4.61	3.88	3.54	3.45	2.98
Principal Window	Jul10 - Jul22	Apr09 - May17	Apr09 - May14	May09 - Jun12	May09 - Mar11	Jun09 - Apr10	Jan09 - Jul09
Class I-M-4
WAL	8.70	5.77	4.36	3.68	3.32	3.23	2.80
Principal Window	Jul10 - Jul19	Apr09 - Mar15	Apr09 - Sep12	Apr09 - Mar11	May09 - Mar10	May09 - Jun09	Dec08 - Jan09

COLLATERAL NET WAC

100% PPC to Call

Period	Net WAC (30/360)	Net WAC (ACT/360)	Period		Net WAC (30/360)	Net WAC (ACT/360)
1	7.678%	N/A		40	7.678%	7.678%
2	7.678%	7.678%		41	7.678%	7.431%
3	7.678%	7.430%		42	7.678%	7.431%
4	7.678%	7.678%		43	7.678%	7.678%
5	7.678%	7.430%		44	7.678%	7.431%
6	7.678%	7.431%		45	7.678%	7.678%
7	7.678%	7.678%		46	7.678%	7.431%
8	7.678%	7.431%		47	7.678%	7.431%
9	7.678%	7.678%		48	7.678%	8.227%
10	7.678%	7.431%		49	7.678%	7.430%
11	7.678%	7.431%		50	7.678%	7.678%
12	7.678%	8.227%		51	7.678%	7.430%
13	7.678%	7.431%		52	7.678%	7.678%
14	7.678%	7.678%		53	7.678%	7.430%
15	7.678%	7.431%		54	7.678%	7.430%
16	7.678%	7.678%		55	7.678%	7.678%
17	7.678%	7.431%		56	7.678%	7.430%
18	7.678%	7.431%		57	7.678%	7.678%
19	7.678%	7.678%		58	7.678%	7.430%
20	7.678%	7.431%		59	7.678%	7.430%
21	7.678%	7.678%		60	7.678%	8.227%
22	7.678%	7.431%		61	7.678%	7.430%
23	7.678%	7.431%		62	7.678%	7.678%
24	7.678%	7.943%		63	7.678%	7.430%
25	7.678%	7.431%		64	7.678%	7.678%
26	7.678%	7.678%		65	7.678%	7.430%
27	7.678%	7.431%		66	7.678%	7.430%
28	7.678%	7.678%		67	7.678%	7.678%
29	7.678%	7.431%		68	7.678%	7.430%
30	7.678%	7.431%		69	7.678%	7.678%
31	7.678%	7.678%		70	7.678%	7.430%
32	7.678%	7.431%		71	7.678%	7.430%
33	7.678%	7.678%		72	7.678%	7.943%
34	7.678%	7.431%		73	7.678%	7.430%
35	7.678%	7.431%		74	7.678%	7.678%
36	7.678%	8.227%		75	7.678%	7.430%
37	7.678%	7.431%		76	7.678%	7.678%
38	7.678%	7.678%		77	7.678%	7.430%
39	7.678%	7.431%		78	7.678%	7.430%

EXCESS SPREAD

100% PPC to Call (30/360)

Period	EXCESS SPREAD	Period	EXCESS SPREAD
1	3.262%	40	2.412%
2	2.721%	41	2.323%
3	2.593%	42	2.314%
4	2.730%	43	2.378%
5	2.603%	44	2.295%
6	2.607%	45	2.356%
7	2.740%	46	2.275%
8	2.615%	47	2.265%
9	2.745%	48	2.452%
10	2.622%	49	2.245%
11	2.625%	50	2.296%
12	2.992%	51	2.223%
13	2.614%	52	2.270%
14	2.728%	53	2.200%
15	2.599%	54	2.189%
16	2.710%	55	2.229%
17	2.583%	56	2.164%
18	2.574%	57	2.200%
19	2.681%	58	2.139%
20	2.556%	59	2.126%
21	2.660%	60	2.238%
22	2.537%	61	2.099%
23	2.527%	62	2.129%
24	2.735%	63	2.083%
25	2.506%	64	2.110%
26	2.602%	65	2.068%
27	2.487%	66	2.069%
28	2.583%	67	2.105%
29	2.472%	68	2.072%
30	2.465%	69	2.108%
31	2.554%	70	2.083%
32	2.448%	71	2.093%
33	2.533%	72	2.171%
34	2.431%	73	2.113%
35	2.421%	74	2.156%
36	2.675%	75	2.132%
37	2.402%	76	2.175%
38	2.419%	77	2.153%
39	2.340%	78	2.163%

Breakeven CDR Table

The tables below display the first Constant Default Rate (“CDR”), and the resulting cumulative collateral loss, at which the referenced Class incurs a writedown.  Calculations are run to maturity.  Other assumptions incorporated include:  (1) prepayment speed is 100% PPC, (2) loss severities as indicated in the tables, (3) 12 month lag from default to loss, (4) principal and interest are advanced through liquidation and (5) triggers fail (i.e., no stepdown):

Static LIBOR

	25% severity		30% severity		35% severity
	CDR Break	Cum Loss	CDR Break Cum Loss		CDR Break Cum Loss
Class I-M-1	21.52%	10.51%	17.13%	10.77%	14.23%	10.96%
Class I-M-2	14.41%	7.91%	11.73%	8.10%	9.88%	8.24%
Class I-M-3	10.18%	6.03%	8.39%	6.17%	7.13%	6.27%
Class I-M-4	9.26%	5.58%	7.67%	5.72%	6.54%	5.82%

Forward LIBOR

25% severity		30% severity		35% severity
	CDR Break	Cum Loss	CDR Break Cum Loss		CDR Break Cum Loss
Class I-M-1	20.62%	10.21%	16.41%	10.44%	13.62%	10.61%
Class I-M-2	13.53%	7.54%	11.01%	7.70%	9.27%	7.82%
Class I-M-3	9.39%	5.64%	7.74%	5.76%	6.58%	5.85%
Class I-M-4	8.51%	5.20%	7.04%	5.32%	6.00%	5.40%

Forward LIBOR

Distribution	Forward	Distribution	Forward
Date	LIBOR	Date	LIBOR
4/25/2006	4.570%	7/25/2009	4.956%
5/25/2006	4.994%	8/25/2009	4.957%
6/25/2006	5.016%	9/25/2009	4.962%
7/25/2006	5.088%	10/25/2009	4.961%
8/25/2006	5.145%	11/25/2009	4.967%
9/25/2006	5.110%	12/25/2009	4.978%
10/25/2006	5.155%	1/25/2010	4.978%
11/25/2006	5.166%	2/25/2010	4.973%
12/25/2006	5.088%	3/25/2010	4.966%
1/25/2007	5.103%	4/25/2010	4.965%
2/25/2007	5.098%	5/25/2010	4.965%
3/25/2007	5.019%	6/25/2010	4.965%
4/25/2007	5.017%	7/25/2010	4.965%
5/25/2007	5.009%	8/25/2010	5.004%
6/25/2007	4.970%	9/25/2010	5.073%
7/25/2007	4.964%	10/25/2010	5.077%
8/25/2007	4.956%	11/25/2010	5.081%
9/25/2007	4.946%	12/25/2010	5.084%
10/25/2007	4.940%	1/25/2011	5.088%
11/25/2007	4.935%	2/25/2011	4.973%
12/25/2007	4.941%	3/25/2011	4.953%
1/25/2008	4.935%	4/25/2011	4.952%
2/25/2008	4.931%	5/25/2011	4.952%
3/25/2008	4.935%	6/25/2011	4.950%
4/25/2008	4.930%	7/25/2011	4.950%
5/25/2008	4.929%	8/25/2011	4.993%
6/25/2008	4.937%	9/25/2011	5.006%
7/25/2008	4.934%	10/25/2011	5.007%
8/25/2008	4.933%	11/25/2011	5.008%
9/25/2008	4.940%	12/25/2011	5.008%
10/25/2008	4.937%	1/25/2012	5.010%
11/25/2008	4.942%	2/25/2012	4.955%
12/25/2008	4.960%	3/25/2012	4.949%
1/25/2009	4.958%	4/25/2012	4.947%
2/25/2009	4.955%	5/25/2012	4.947%
3/25/2009	4.952%	6/25/2012	4.946%
4/25/2009	4.949%	7/25/2012	4.946%
5/25/2009	4.951%	8/25/2012	5.008%
6/25/2009	4.957%	9/25/2012	5.027%

CLASS I-A-1 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate

4/25/2006	226,659,000	9.21%	9.21%
5/25/2006	219,341,849	7.59%	9.91%
6/25/2006	210,408,104	7.34%	9.91%
7/25/2006	200,905,360	7.59%	9.91%
8/25/2006	190,771,130	7.34%	9.91%
9/25/2006	180,127,388	7.34%	9.91%
10/25/2006	168,965,085	7.59%	9.91%
11/25/2006	157,282,006	7.34%	9.91%
12/25/2006	145,617,610	7.59%	9.91%
1/25/2007	134,244,782	7.34%	9.91%
2/25/2007	123,229,416	7.34%	9.91%
3/25/2007	113,022,553	8.14%	9.91%
4/25/2007	103,360,688	7.34%	9.91%
5/25/2007	93,984,764	7.59%	9.91%
6/25/2007	84,886,337	7.34%	9.91%
7/25/2007	76,057,216	7.59%	9.91%
8/25/2007	67,489,446	7.34%	9.91%
9/25/2007	59,175,312	7.34%	9.91%
10/25/2007	51,107,323	7.59%	9.91%
11/25/2007	43,278,210	7.34%	9.91%
12/25/2007	35,680,917	7.59%	9.91%
1/25/2008	28,308,598	7.34%	9.91%
2/25/2008	21,154,606	7.34%	9.91%
3/25/2008	14,212,494	7.85%	9.91%
4/25/2008	7,476,002	7.34%	9.91%
5/25/2008	939,055	7.59%	9.91%

The Class I-A-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-A-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-A-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-A-1 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-A-1 Certificates will be released to the Class X Certificateholders.

CLASS I-A-2 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate	Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2006	94,429,000	9.21%	9.21%	12/25/2008	54,722,736	7.46%	9.78%
5/25/2006	94,429,000	7.46%	9.78%	1/25/2009	49,583,887	7.21%	9.78%
6/25/2006	94,429,000	7.21%	9.78%	2/25/2009	44,597,370	7.21%	9.78%
7/25/2006	94,429,000	7.46%	9.78%	3/25/2009	39,758,682	8.01%	9.78%
8/25/2006	94,429,000	7.21%	9.78%	4/25/2009	35,063,452	7.21%	9.78%
9/25/2006	94,429,000	7.21%	9.78%	5/25/2009	35,063,452	7.46%	9.78%
10/25/2006	94,429,000	7.46%	9.78%	6/25/2009	35,063,452	7.21%	9.78%
11/25/2006	94,429,000	7.21%	9.78%	7/25/2009	35,063,452	7.46%	9.78%
12/25/2006	94,429,000	7.46%	9.78%	8/25/2009	35,063,452	7.21%	9.78%
1/25/2007	94,429,000	7.21%	9.78%	9/25/2009	33,453,680	7.21%	9.78%
2/25/2007	94,429,000	7.21%	9.78%	10/25/2009	31,211,500	7.46%	9.78%
3/25/2007	94,429,000	8.01%	9.78%	11/25/2009	29,048,545	7.21%	9.78%
4/25/2007	94,429,000	7.21%	9.78%	12/25/2009	26,962,302	7.46%	9.78%
5/25/2007	94,429,000	7.46%	9.78%	1/25/2010	24,950,337	7.21%	9.78%
6/25/2007	94,429,000	7.21%	9.78%	2/25/2010	23,010,287	7.21%	9.78%
7/25/2007	94,429,000	7.46%	9.78%	3/25/2010	21,139,863	8.01%	9.78%
8/25/2007	94,429,000	7.21%	9.78%	4/25/2010	19,336,845	7.21%	9.78%
9/25/2007	94,429,000	7.21%	9.78%	5/25/2010	17,599,082	7.46%	9.78%
10/25/2007	94,429,000	7.46%	9.78%	6/25/2010	15,924,486	7.21%	9.78%
11/25/2007	94,429,000	7.21%	9.78%	7/25/2010	14,311,035	7.46%	9.78%
12/25/2007	94,429,000	7.46%	9.78%	8/25/2010	12,756,768	7.21%	9.78%
1/25/2008	94,429,000	7.21%	9.78%	9/25/2010	11,259,783	7.21%	9.78%
2/25/2008	94,429,000	7.21%	9.78%	10/25/2010	9,818,237	7.46%	9.78%
3/25/2008	94,429,000	7.72%	9.78%	11/25/2010	8,430,343	7.21%	9.78%
4/25/2008	94,429,000	7.21%	9.78%	12/25/2010	7,094,369	7.46%	9.78%
5/25/2008	94,429,000	7.46%	9.78%	1/25/2011	5,808,637	7.21%	9.78%
6/25/2008	89,024,758	7.21%	9.78%	2/25/2011	4,571,518	7.21%	9.78%
7/25/2008	82,869,388	7.46%	9.78%	3/25/2011	3,381,435	8.01%	9.78%
8/25/2008	76,896,393	7.21%	9.78%	4/25/2011	2,236,859	7.21%	9.78%
9/25/2008	71,100,384	7.21%	9.78%	5/25/2011	1,604,180	7.46%	9.78%
10/25/2008	65,476,131	7.46%	9.78%	6/25/2011	996,690	7.21%	9.78%
11/25/2008	60,018,557	7.21%	9.78%	7/25/2011	413,493	7.46%	9.78%

The Class I-A-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-A-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-A-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-A-2 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-A-2 Certificates will be released to the Class X Certificateholders.

CLASS I-M-1 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2006	17,029,165	9.21%	9.21%
5/25/2006	17,029,165	7.28%	9.60%
6/25/2006	17,029,165	7.03%	9.60%
7/25/2006	17,029,165	7.28%	9.60%
8/25/2006	17,029,165	7.03%	9.60%
9/25/2006	17,029,165	7.03%	9.60%
10/25/2006	17,029,165	7.28%	9.60%
11/25/2006	17,029,165	7.03%	9.60%
12/25/2006	17,029,165	7.28%	9.60%
1/25/2007	17,029,165	7.03%	9.60%
2/25/2007	17,029,165	7.03%	9.60%
3/25/2007	17,029,165	7.83%	9.60%
4/25/2007	17,029,165	7.03%	9.60%
5/25/2007	17,029,165	7.28%	9.60%
6/25/2007	17,029,165	7.03%	9.60%
7/25/2007	17,029,165	7.28%	9.60%
8/25/2007	17,029,165	7.03%	9.60%
9/25/2007	17,029,165	7.03%	9.60%
10/25/2007	17,029,165	7.28%	9.60%
11/25/2007	17,029,165	7.03%	9.60%
12/25/2007	17,029,165	7.28%	9.60%
1/25/2008	17,029,165	7.03%	9.60%
2/25/2008	17,029,165	7.03%	9.60%
3/25/2008	17,029,165	7.54%	9.60%
4/25/2008	17,029,165	7.03%	9.60%
5/25/2008	17,029,165	7.28%	9.60%
6/25/2008	17,029,165	7.03%	9.60%
7/25/2008	17,029,165	7.28%	9.60%
8/25/2008	17,029,165	7.03%	9.60%
9/25/2008	17,029,165	7.03%	9.60%
10/25/2008	17,029,165	7.28%	9.60%
11/25/2008	17,029,165	7.03%	9.60%
12/25/2008	17,029,165	7.28%	9.60%
1/25/2009	17,029,165	7.03%	9.60%
2/25/2009	17,029,165	7.03%	9.60%
3/25/2009	17,029,165	7.83%	9.60%
4/25/2009	17,029,165	7.03%	9.60%
5/25/2009	17,029,165	7.28%	9.60%
6/25/2009	17,029,165	7.03%	9.60%
7/25/2009	15,201,671	7.28%	9.60%
8/25/2009	11,667,644	7.03%	9.60%
9/25/2009	10,396,466	7.03%	9.60%
10/25/2009	10,086,842	7.28%	9.60%
11/25/2009	9,786,403	7.03%	9.60%
12/25/2009	9,494,878	7.28%	9.60%

CLASS I-M-1 INTEREST RATE CAP  (CONT.)

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
1/25/2010	9,212,003	7.03%	9.60%
2/25/2010	8,937,522	7.03%	9.60%
3/25/2010	8,671,187	7.83%	9.60%
4/25/2010	8,412,757	7.03%	9.60%
5/25/2010	8,161,997	7.28%	9.60%
6/25/2010	7,918,682	7.03%	9.60%
7/25/2010	7,682,590	7.28%	9.60%
8/25/2010	7,453,508	7.03%	9.60%
9/25/2010	7,231,229	7.03%	9.60%
10/25/2010	7,015,550	7.28%	9.60%
11/25/2010	6,806,277	7.03%	9.60%
12/25/2010	6,603,220	7.28%	9.60%
1/25/2011	6,406,195	7.03%	9.60%
2/25/2011	6,215,024	7.03%	9.60%
3/25/2011	6,029,532	7.83%	9.60%
4/25/2011	5,849,552	7.03%	9.60%
5/25/2011	5,674,921	7.28%	9.60%
6/25/2011	5,505,480	7.03%	9.60%
7/25/2011	5,341,075	7.28%	9.60%
8/25/2011	5,181,557	7.03%	9.60%
9/25/2011	5,026,782	7.03%	9.60%
10/25/2011	4,876,609	7.28%	9.60%
11/25/2011	4,730,902	7.03%	9.60%
12/25/2011	4,589,528	7.28%	9.60%
1/25/2012	4,452,358	7.03%	9.60%
2/25/2012	4,319,269	7.03%	9.60%
3/25/2012	4,190,139	7.54%	9.60%
4/25/2012	4,064,851	7.03%	9.60%
5/25/2012	3,943,292	7.29%	9.60%
6/25/2012	3,825,349	7.03%	9.60%
7/25/2012	3,710,917	7.28%	9.60%
8/25/2012	3,599,891	7.03%	9.60%
9/25/2012	3,492,171	7.03%	9.60%

The Class I-M-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-M-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-M-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-M-1 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-M-1 Certificates will be released to the Class X Certificateholders.

CLASS I-M-2 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2006	12,933,543	9.21%	9.21%
5/25/2006	12,933,543	7.10%	9.42%
6/25/2006	12,933,543	6.85%	9.42%
7/25/2006	12,933,543	7.10%	9.42%
8/25/2006	12,933,543	6.85%	9.42%
9/25/2006	12,933,543	6.85%	9.42%
10/25/2006	12,933,543	7.10%	9.42%
11/25/2006	12,933,543	6.85%	9.42%
12/25/2006	12,933,543	7.10%	9.42%
1/25/2007	12,933,543	6.85%	9.42%
2/25/2007	12,933,543	6.85%	9.42%
3/25/2007	12,933,543	7.65%	9.42%
4/25/2007	12,933,543	6.85%	9.42%
5/25/2007	12,933,543	7.10%	9.42%
6/25/2007	12,933,543	6.85%	9.42%
7/25/2007	12,933,543	7.10%	9.42%
8/25/2007	12,933,543	6.85%	9.42%
9/25/2007	12,933,543	6.85%	9.42%
10/25/2007	12,933,543	7.10%	9.42%
11/25/2007	12,933,543	6.85%	9.42%
12/25/2007	12,933,543	7.10%	9.42%
1/25/2008	12,933,543	6.85%	9.42%
2/25/2008	12,933,543	6.85%	9.42%
3/25/2008	12,933,543	7.36%	9.42%
4/25/2008	12,933,543	6.85%	9.42%
5/25/2008	12,933,543	7.10%	9.42%
6/25/2008	12,933,543	6.85%	9.42%
7/25/2008	12,933,543	7.10%	9.42%
8/25/2008	12,933,543	6.85%	9.42%
9/25/2008	12,933,543	6.85%	9.42%
10/25/2008	12,933,543	7.10%	9.42%
11/25/2008	12,933,543	6.85%	9.42%
12/25/2008	12,933,543	7.10%	9.42%
1/25/2009	12,933,543	6.85%	9.42%
2/25/2009	12,933,543	6.85%	9.42%
3/25/2009	12,933,543	7.65%	9.42%
4/25/2009	12,933,543	6.85%	9.42%
5/25/2009	12,933,543	7.10%	9.42%
6/25/2009	10,460,091	6.85%	9.42%
7/25/2009	8,388,151	7.10%	9.42%
8/25/2009	8,138,397	6.85%	9.42%
9/25/2009	7,896,050	6.85%	9.42%
10/25/2009	7,660,893	7.10%	9.42%
11/25/2009	7,432,711	6.85%	9.42%
12/25/2009	7,211,300	7.10%	9.42%

CLASS I-M-2 INTEREST RATE CAP  (CONT.)

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
1/25/2010	6,996,458	6.85%	9.42%
2/25/2010	6,787,991	6.85%	9.42%
3/25/2010	6,585,712	7.65%	9.42%
4/25/2010	6,389,436	6.85%	9.42%
5/25/2010	6,198,985	7.10%	9.42%
6/25/2010	6,014,189	6.85%	9.42%
7/25/2010	5,834,879	7.10%	9.42%
8/25/2010	5,660,892	6.85%	9.42%
9/25/2010	5,492,072	6.85%	9.42%
10/25/2010	5,328,266	7.10%	9.42%
11/25/2010	5,169,325	6.85%	9.42%
12/25/2010	5,015,104	7.10%	9.42%
1/25/2011	4,865,465	6.85%	9.42%
2/25/2011	4,720,271	6.85%	9.42%
3/25/2011	4,579,391	7.65%	9.42%
4/25/2011	4,442,698	6.85%	9.42%
5/25/2011	4,310,066	7.10%	9.42%
6/25/2011	4,181,377	6.85%	9.42%
7/25/2011	4,056,513	7.10%	9.42%
8/25/2011	3,935,360	6.85%	9.42%
9/25/2011	3,817,809	6.85%	9.42%
10/25/2011	3,703,754	7.10%	9.42%
11/25/2011	3,593,090	6.85%	9.42%
12/25/2011	3,485,717	7.10%	9.42%
1/25/2012	3,381,538	6.85%	9.42%
2/25/2012	3,280,458	6.85%	9.42%
3/25/2012	3,182,384	7.36%	9.42%
4/25/2012	3,087,229	6.85%	9.42%
5/25/2012	2,994,905	7.10%	9.42%
6/25/2012	2,905,329	6.85%	9.42%
7/25/2012	2,818,418	7.10%	9.42%
8/25/2012	2,734,095	6.85%	9.42%
9/25/2012	2,652,281	6.85%	9.42%

The Class I-M-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-M-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-M-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-M-2 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-M-2 Certificates will be released to the Class X Certificateholders.

CLASS I-M-3 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2006	8,837,921	9.21%	9.21%
5/25/2006	8,837,921	6.18%	8.50%
6/25/2006	8,837,921	5.93%	8.50%
7/25/2006	8,837,921	6.18%	8.50%
8/25/2006	8,837,921	5.93%	8.50%
9/25/2006	8,837,921	5.93%	8.50%
10/25/2006	8,837,921	6.18%	8.50%
11/25/2006	8,837,921	5.93%	8.50%
12/25/2006	8,837,921	6.18%	8.50%
1/25/2007	8,837,921	5.93%	8.50%
2/25/2007	8,837,921	5.93%	8.50%
3/25/2007	8,837,921	6.73%	8.50%
4/25/2007	8,837,921	5.93%	8.50%
5/25/2007	8,837,921	6.18%	8.50%
6/25/2007	8,837,921	5.93%	8.50%
7/25/2007	8,837,921	6.18%	8.50%
8/25/2007	8,837,921	5.93%	8.50%
9/25/2007	8,837,921	5.93%	8.50%
10/25/2007	8,837,921	6.18%	8.50%
11/25/2007	8,837,921	5.93%	8.50%
12/25/2007	8,837,921	6.18%	8.50%
1/25/2008	8,837,921	5.93%	8.50%
2/25/2008	8,837,921	5.93%	8.50%
3/25/2008	8,837,921	6.44%	8.50%
4/25/2008	8,837,921	5.93%	8.50%
5/25/2008	8,837,921	6.18%	8.50%
6/25/2008	8,837,921	5.93%	8.50%
7/25/2008	8,837,921	6.18%	8.50%
8/25/2008	8,837,921	5.93%	8.50%
9/25/2008	8,837,921	5.93%	8.50%
10/25/2008	8,837,921	6.18%	8.50%
11/25/2008	8,837,921	5.93%	8.50%
12/25/2008	8,837,921	6.18%	8.50%
1/25/2009	8,837,921	5.93%	8.50%
2/25/2009	8,837,921	5.93%	8.50%
3/25/2009	8,837,921	6.73%	8.50%
4/25/2009	8,837,921	5.93%	8.50%
5/25/2009	7,634,199	6.18%	8.50%
6/25/2009	5,907,785	5.93%	8.50%
7/25/2009	5,731,903	6.18%	8.50%
8/25/2009	5,561,238	5.93%	8.50%
9/25/2009	5,395,634	5.93%	8.50%
10/25/2009	5,234,943	6.18%	8.50%
11/25/2009	5,079,019	5.93%	8.50%
12/25/2009	4,927,721	6.18%	8.50%

CLASS I-M-3 INTEREST RATE CAP  (CONT.)

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
1/25/2010	4,780,913	5.93%	8.50%
2/25/2010	4,638,461	5.93%	8.50%
3/25/2010	4,500,236	6.73%	8.50%
4/25/2010	4,366,114	5.93%	8.50%
5/25/2010	4,235,973	6.18%	8.50%
6/25/2010	4,109,696	5.93%	8.50%
7/25/2010	3,987,167	6.18%	8.50%
8/25/2010	3,868,276	5.93%	8.50%
9/25/2010	3,752,916	5.93%	8.50%
10/25/2010	3,640,982	6.18%	8.50%
11/25/2010	3,532,372	5.93%	8.50%
12/25/2010	3,426,988	6.18%	8.50%
1/25/2011	3,324,734	5.93%	8.50%
2/25/2011	3,225,519	5.93%	8.50%
3/25/2011	3,129,251	6.73%	8.50%
4/25/2011	3,035,843	5.93%	8.50%
5/25/2011	2,945,212	6.18%	8.50%
6/25/2011	2,857,274	5.93%	8.50%
7/25/2011	2,771,950	6.18%	8.50%
8/25/2011	2,689,163	5.93%	8.50%
9/25/2011	2,608,836	5.93%	8.50%
10/25/2011	2,530,898	6.18%	8.50%
11/25/2011	2,455,278	5.93%	8.50%
12/25/2011	2,381,907	6.18%	8.50%
1/25/2012	2,310,718	5.93%	8.50%
2/25/2012	2,241,646	5.93%	8.50%
3/25/2012	2,174,629	6.44%	8.50%
4/25/2012	2,109,606	5.93%	8.50%
5/25/2012	2,046,518	6.18%	8.50%
6/25/2012	1,985,308	5.93%	8.50%
7/25/2012	1,925,919	6.18%	8.50%
8/25/2012	1,868,298	5.93%	8.50%
9/25/2012	1,812,392	5.93%	8.50%

The Class I-M-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-M-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-M-3 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-M-3 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-M-3 Certificates will be released to the Class X Certificateholders.

CLASS I-M-4 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2006	2,802,267	9.21%	9.21%
5/25/2006	2,802,267	5.18%	7.50%
6/25/2006	2,802,267	4.93%	7.50%
7/25/2006	2,802,267	5.18%	7.50%
8/25/2006	2,802,267	4.93%	7.50%
9/25/2006	2,802,267	4.93%	7.50%
10/25/2006	2,802,267	5.18%	7.50%
11/25/2006	2,802,267	4.93%	7.50%
12/25/2006	2,802,267	5.18%	7.50%
1/25/2007	2,802,267	4.93%	7.50%
2/25/2007	2,802,267	4.93%	7.50%
3/25/2007	2,802,267	5.73%	7.50%
4/25/2007	2,802,267	4.93%	7.50%
5/25/2007	2,802,267	5.18%	7.50%
6/25/2007	2,802,267	4.93%	7.50%
7/25/2007	2,802,267	5.18%	7.50%
8/25/2007	2,802,267	4.93%	7.50%
9/25/2007	2,802,267	4.93%	7.50%
10/25/2007	2,802,267	5.18%	7.50%
11/25/2007	2,802,267	4.93%	7.50%
12/25/2007	2,802,267	5.18%	7.50%
1/25/2008	2,802,267	4.93%	7.50%
2/25/2008	2,802,267	4.93%	7.50%
3/25/2008	2,802,267	5.44%	7.50%
4/25/2008	2,802,267	4.93%	7.50%
5/25/2008	2,802,267	5.18%	7.50%
6/25/2008	2,802,267	4.93%	7.50%
7/25/2008	2,802,267	5.18%	7.50%
8/25/2008	2,802,267	4.93%	7.50%
9/25/2008	2,802,267	4.93%	7.50%
10/25/2008	2,802,267	5.18%	7.50%
11/25/2008	2,802,267	4.93%	7.50%
12/25/2008	2,802,267	5.18%	7.50%
1/25/2009	2,802,267	4.93%	7.50%
2/25/2009	2,802,267	4.93%	7.50%
3/25/2009	2,802,267	5.73%	7.50%
4/25/2009	2,802,267	4.93%	7.50%
5/25/2009	1,930,672	5.18%	7.50%
6/25/2009	1,873,200	4.93%	7.50%
7/25/2009	1,817,433	5.18%	7.50%
8/25/2009	1,763,319	4.93%	7.50%
9/25/2009	1,710,811	4.93%	7.50%
10/25/2009	1,659,860	5.18%	7.50%
11/25/2009	1,610,421	4.93%	7.50%
12/25/2009	1,562,448	5.18%	7.50%

CLASS I-M-4 INTEREST RATE CAP  (CONT.)

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
1/25/2010	1,515,899	4.93%	7.50%
2/25/2010	1,470,731	4.93%	7.50%
3/25/2010	1,426,904	5.73%	7.50%
4/25/2010	1,384,378	4.93%	7.50%
5/25/2010	1,343,114	5.18%	7.50%
6/25/2010	1,303,074	4.93%	7.50%
7/25/2010	1,264,224	5.18%	7.50%
8/25/2010	1,226,527	4.93%	7.50%
9/25/2010	1,189,949	4.93%	7.50%
10/25/2010	1,154,458	5.18%	7.50%
11/25/2010	1,120,020	4.93%	7.50%
12/25/2010	1,086,606	5.18%	7.50%
1/25/2011	1,054,184	4.93%	7.50%
2/25/2011	1,022,725	4.93%	7.50%
3/25/2011	992,201	5.73%	7.50%
4/25/2011	962,585	4.93%	7.50%
5/25/2011	933,848	5.18%	7.50%
6/25/2011	905,965	4.93%	7.50%
7/25/2011	878,911	5.18%	7.50%
8/25/2011	852,661	4.93%	7.50%
9/25/2011	827,192	4.93%	7.50%
10/25/2011	802,480	5.18%	7.50%
11/25/2011	778,503	4.93%	7.50%
12/25/2011	749,174	5.18%	7.50%
1/25/2012	662,358	4.93%	7.50%
2/25/2012	578,124	4.93%	7.50%
3/25/2012	496,396	5.44%	7.50%
4/25/2012	417,100	4.93%	7.50%
5/25/2012	340,164	5.18%	7.50%
6/25/2012	265,517	4.93%	7.50%
7/25/2012	193,091	5.18%	7.50%
8/25/2012	122,822	4.93%	7.50%
9/25/2012	54,644	4.93%	7.50%

The Class I-M-4 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS I-M-4 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class I-M-4 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Each period, any amounts on deposit in the Class I-M-4 Interest Rate Cap Account not used to cover Basis Risk Shortfalls owing to the Class I-M-4 Certificates will be released to the Class X Certificateholders.

Statistical Collateral Summary

All information on the Mortgage Loans contained herein is approximate and is calculated as of the Statistical Calculation Date of February 1, 2006.  The final numbers will be found in the prospectus supplement.

Aggregate Characteristics

Agg. Scheduled Balance	$441,745,253.00	Top Three State %
Avg. Scheduled Balance	$251,850.20		NY	16.55%
WA Mortgage Rate	7.933%		NJ	14.91%
WAM (months)	357		FL	14.66%
Seasoning (months)	3	WA FICO		681
Primary Residence	65.13%	Prepay Term >= 3yr		28.01%
Full/ Alt Doc	3.30%	Pct IO		44.13%
Reduced Doc	57.00%	Pct Conforming		75.55%
WA Original LTV	79.06%	Pct C/ O Refi		24.87%

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Mortgage Rates (%)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
7.250 - 7.499	179	50,191,201	11.36	7.375	678	280,398	77.04	87.88	356	4	50.20
7.500 - 7.749	364	102,442,160	23.19	7.541	676	281,435	78.40	89.81	357	3	48.01
7.750 - 7.999	475	116,693,334	26.42	7.820	682	245,670	79.17	90.56	357	3	43.03
8.000 - 8.249	197	46,598,303	10.55	8.056	681	236,540	80.02	90.75	357	3	36.14
8.250 - 8.499	213	49,136,231	11.12	8.306	691	230,687	80.07	89.87	357	3	40.37
8.500 - 8.749	140	32,588,959	7.38	8.536	690	232,778	79.35	88.95	357	3	43.63
8.750 - 8.999	174	40,214,038	9.10	8.752	681	231,115	80.40	88.38	358	2	41.00
9.000 - 9.249	4	2,848,432	0.64	9.044	675	712,108	75.35	77.38	355	5	90.51
9.250 - 9.499	4	571,080	0.13	9.250	667	142,770	87.03	89.81	312	48	0.00
9.500 - 9.749	4	461,514	0.10	9.507	699	115,378	81.23	97.42	349	11	80.95
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
Cut-off Date Principal	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Balances ($)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
25,000.01 – 50,000.00	33	1,406,170	0.32	8.391	700	42,611	80.64	84.10	350	10	18.85
50,000.01 – 75,000.00	131	8,043,302	1.82	8.166	689	61,399	77.69	86.01	355	5	25.21
75,000.01 – 100,000.00	111	9,695,928	2.19	8.058	682	87,351	79.31	88.18	357	3	38.24
100,000.01 – 125,000.00	143	16,021,503	3.63	7.946	677	112,038	79.15	89.84	357	3	34.67
125,000.01 – 150,000.00	147	20,130,510	4.56	7.946	680	136,942	79.60	89.78	357	3	39.35
150,000.01 – 175,000.00	123	19,877,546	4.50	7.973	685	161,606	80.03	91.03	358	2	39.87
175,000.01 – 200,000.00	152	28,541,268	6.46	7.923	684	187,771	79.77	89.27	358	2	44.72
200,000.01 – 250,000.00	200	44,866,175	10.16	7.913	679	224,331	80.33	91.70	358	2	45.31
250,000.01 – 300,000.00	179	49,266,814	11.15	7.924	684	275,234	79.96	92.53	358	2	42.07
300,000.01 – 400,000.00	258	90,562,695	20.50	7.861	683	351,018	79.65	91.73	356	4	44.67
400,000.01 – 500,000.00	136	61,237,659	13.86	7.903	680	450,277	79.63	90.78	357	3	51.29
500,000.01 – 600,000.00	70	38,473,791	8.71	7.960	688	549,626	78.74	86.97	357	3	41.39
600,000.01 – 700,000.00	31	19,618,264	4.44	7.898	669	632,847	75.55	85.17	357	3	41.82
700,000.01 – 800,000.00	17	12,960,437	2.93	8.170	682	762,379	76.52	85.24	357	3	58.86
800,000.01 – 900,000.00	10	8,481,286	1.92	7.924	688	848,129	73.52	82.10	357	3	39.80
900,000.01 – 1,000,000.00	13	12,561,906	2.84	8.060	664	966,300	72.94	77.04	356	4	53.51
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Property Type	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
Single Family Residence	845	205,331,384	46.48	7.872	676	242,996	79.38	89.10	357	3	42.55
Condo	231	40,428,363	9.15	8.024	680	175,015	80.04	91.55	358	2	46.93
2-4 Family	421	125,174,317	28.34	8.041	688	297,326	78.07	89.31	357	3	36.85
Co-op	6	1,765,360	0.40	8.002	673	294,227	62.18	62.18	355	5	31.99
PUD	250	68,742,100	15.56	7.857	687	274,968	79.68	91.37	356	4	60.97
Deminimus PUD	1	303,728	0.07	9.250	646	303,728	90.00	90.00	306	54	0.00
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Mortgage Loan Purpose	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
Purchase	1,264	318,306,436	72.06	7.951	686	251,825	79.84	92.81	357	3	47.73
Refinance - Rate Term	49	13,573,455	3.07	7.786	670	277,009	78.03	85.97	354	6	36.37
Refinance - Cashout	441	109,865,362	24.87	7.899	669	249,128	76.91	80.87	357	3	34.64
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Occupancy Type	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
Primary	1,028	287,703,870	65.13	7.765	676	279,868	79.17	91.11	357	3	43.95
Second Home	85	21,695,170	4.91	8.095	679	255,237	79.34	86.58	356	4	39.51
Investment	641	132,346,213	29.96	8.271	694	206,468	78.75	86.90	357	3	45.27
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Original LTV Ratio (%)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
35.001 - 40.000	3	608,731	0.14	7.760	716	202,910	36.25	36.25	324	36	37.21
40.001 - 45.000	2	717,907	0.16	7.425	645	358,954	40.93	40.93	353	7	0.00
45.001 - 50.000	7	644,163	0.15	7.712	675	92,023	48.00	48.00	357	3	31.05
50.001 - 55.000	5	1,255,425	0.28	7.638	660	251,085	53.67	53.67	357	3	38.23
55.001 - 60.000	11	5,071,303	1.15	7.509	661	461,028	59.05	67.42	354	6	25.50
60.001 - 65.000	18	5,086,817	1.15	7.592	659	282,601	64.47	70.40	356	4	9.78
65.001 - 70.000	73	18,349,001	4.15	7.834	679	251,356	69.32	79.34	355	5	44.60
70.001 - 75.000	113	30,871,763	6.99	8.026	680	273,201	74.25	82.27	356	4	30.70
75.001 - 80.000	1,376	352,100,117	79.71	7.931	682	255,887	79.86	91.69	357	3	47.91
80.001 - 85.000	14	2,694,933	0.61	8.030	677	192,495	84.77	84.77	351	9	7.85
85.001 - 90.000	77	14,286,994	3.23	8.142	677	185,545	89.60	89.66	355	5	20.65
90.001 - 95.000	53	9,890,004	2.24	8.049	688	186,604	94.77	94.77	356	4	27.62
95.001 - 100.000	2	168,096	0.04	7.467	726	84,048	97.98	97.98	357	3	0.00
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Combined LTV Ratio (%)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
35.001 - 40.000	3	608,731	0.14	7.760	716	202,910	36.25	36.25	324	36	37.21
40.001 - 45.000	2	717,907	0.16	7.425	645	358,954	40.93	40.93	353	7	0.00
45.001 - 50.000	7	644,163	0.15	7.712	675	92,023	48.00	48.00	357	3	31.05
50.001 - 55.000	5	1,255,425	0.28	7.638	660	251,085	53.67	53.67	357	3	38.23
55.001 - 60.000	8	3,338,791	0.76	7.477	649	417,349	58.55	58.55	357	3	27.85
60.001 - 65.000	15	2,834,194	0.64	7.616	655	188,946	64.04	64.04	355	5	17.56
65.001 - 70.000	36	10,376,008	2.35	7.746	671	288,222	68.90	68.9	354	6	20.71
70.001 - 75.000	55	16,224,697	3.67	8.043	681	294,994	73.95	73.95	355	5	29.57
75.001 - 80.000	398	98,213,203	22.23	7.984	675	246,767	79.16	79.60	356	4	32.38
80.001 - 85.000	31	9,327,795	2.11	7.962	669	300,897	77.63	83.81	356	4	31.15
85.001 - 90.000	317	81,742,687	18.5	8.021	680	257,863	80.68	89.74	357	3	40.01
90.001 - 95.000	323	81,290,606	18.4	7.968	692	251,674	81.25	94.83	357	3	52.92
95.001 - 100.000	554	135,171,046	30.6	7.845	684	243,991	79.75	99.94	358	2	55.64
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Seasoning (months)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
1 - 3	1,355	326,636,399	73.94	7.950	685	241,060	79.04	90.83	358	2	42.75
4 - 6	360	103,895,991	23.52	7.873	671	288,600	79.34	86.82	356	4	51.37
7 - 9	11	4,057,654	0.92	8.011	670	368,878	76.21	80.43	352	8	37.93
10 - 12	6	2,194,240	0.50	8.155	662	365,707	82.96	90.96	350	10	17.31
13 - 24	3	1,308,412	0.30	7.857	729	436,137	79.86	79.86	340	20	0.00
25 - 36	1	265,549	0.06	7.375	627	265,549	79.99	94.99	324	36	0.00
37 - 48	1	131,754	0.03	9.250	688	131,754	90.00	90.00	323	37	0.00
49 - 60	8	2,455,518	0.56	7.827	713	306,940	70.89	74.01	306	54	0.00
73 - 84	2	116,388	0.03	8.108	603	58,194	81.40	81.40	277	83	0.00
85 - 96	5	584,005	0.13	7.809	676	116,801	69.02	69.02	274	86	0.00
97 - 108	2	99,343	0.02	9.045	0	49,672	70.63	70.63	260	100	0.00
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
Remaining Term to	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Stated Maturity (months)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
253 - 264	2	99,343	0.02	9.045	0	49,672	70.63	70.63	260	100	0.00
265 - 276	5	584,005	0.13	7.809	676	116,801	69.02	69.02	274	86	0.00
277 - 288	2	116,388	0.03	8.108	603	58,194	81.40	81.40	277	83	0.00
289 - 300	1	50,067	0.01	9.561	707	50,067	80.00	80.00	300	60	0.00
301 - 312	7	2,405,451	0.54	7.791	713	343,636	70.70	73.89	306	54	0.00
313 - 324	2	397,303	0.09	7.997	647	198,652	83.31	93.34	324	36	0.00
325 - 336	1	369,135	0.08	7.750	693	369,135	80.00	80.00	336	24	0.00
337 - 348	3	1,030,470	0.23	7.886	737	343,490	79.82	81.59	342	18	0.00
349 - 360	1,731	436,693,092	98.86	7.933	681	252,278	79.11	89.78	357	3	44.64
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Original Term (months)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
360	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Documentation Type	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
Full	93	14,569,631	3.30	7.767	684	156,663	78.74	89.27	347	13	22.93
Reduced	992	251,792,348	57.00	7.884	677	253,823	79.48	92.08	357	3	47.78
No Income / No Asset	390	101,987,054	23.09	8.037	696	261,505	78.78	83.96	357	3	39.80
Stated Income / Stated Assets	279	73,396,220	16.62	7.989	677	263,069	78.03	89.17	357	3	41.83
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
State	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
New York	174	73,100,365	16.55	7.909	689	420,117	76.48	86.27	357	3	32.39
New Jersey	226	65,857,663	14.91	8.008	674	291,406	79.78	91.49	358	2	25.47
Florida	301	64,773,313	14.66	8.081	687	215,194	79.12	87.77	357	3	54.68
Virginia	105	32,070,734	7.26	7.836	666	305,436	80.06	96.47	357	3	64.12
Maryland	105	25,436,940	5.76	7.846	673	242,257	80.26	95.40	357	3	46.60
Arizona	100	24,703,959	5.59	7.889	681	247,040	80.68	88.68	356	4	68.71
California	55	22,204,297	5.03	7.727	683	403,714	77.93	86.70	357	3	64.63
Massachusetts	55	18,645,909	4.22	8.121	696	339,017	79.55	91.98	355	5	36.71
Illinois	69	14,210,087	3.22	7.859	671	205,943	79.46	87.53	357	3	42.08
Nevada	52	12,891,462	2.92	7.919	693	247,913	79.47	93.39	358	2	74.93
Other	512	87,850,524	19.89	7.885	682	171,583	79.48	88.53	356	4	37.37
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Prepay Term (years)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
0	1,051	288,774,017	65.37	7.935	684	274,761	79.00	88.83	357	3	39.33
0.5	39	7,404,157	1.68	7.841	692	189,850	79.92	90.77	358	2	60.81
1	43	13,586,982	3.08	7.936	686	315,976	78.95	90.40	357	3	70.15
2	51	8,252,003	1.87	7.897	682	161,804	80.10	92.69	358	2	40.74
3	555	120,114,489	27.19	7.933	676	216,423	79.08	91.31	357	3	52.71
4	3	863,955	0.20	7.852	657	287,985	82.68	88.02	356	4	54.28
5	12	2,749,650	0.62	8.050	663	229,137	77.54	84.78	341	19	6.14
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Interest Only Period (months)	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
0	1,036	246,813,696	55.87	7.947	675	238,237	78.92	87.71	356	4	0.00
60	53	13,499,288	3.06	7.646	667	254,704	80.54	89.23	356	4	100
120	665	181,432,269	41.07	7.934	691	272,830	79.13	92.27	357	3	100
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13

	Number of		Percent of	Weighted	Wtg. Avg.	Avg.	Weighted	Weighted
	Mortgage	Principal	Mortgage	Avg. Gross	Current	Principal	Avg.	Avg.			Percent
Credit Score	Loans	Balance	Pool	Coupon	FICO	Balance	Orig. LTV	Comb. LTV	WAM	WALA	IO
<= 450	23	4,690,452	1.06	8.193	0	203,933	77.59	79.80	351	9	0.00
571 - 590	1	69,692	0.02	7.625	574	69,692	62.50	62.50	354	6	0.00
591 - 610	5	451,809	0.10	7.789	599	90,362	70.13	70.13	346	14	0.00
611 - 630	148	35,054,968	7.94	7.912	624	236,858	77.92	84.86	357	3	18.69
631 - 650	275	75,650,644	17.13	7.848	641	275,093	78.30	87.33	357	3	26.84
651 - 670	336	86,301,307	19.54	7.937	661	256,849	79.33	90.50	357	3	49.06
671 - 690	343	87,065,174	19.71	7.925	680	253,834	79.07	90.19	357	3	49.37
691 - 710	212	53,674,793	12.15	7.979	700	253,183	80.39	92.66	357	3	54.64
711 - 730	165	36,820,076	8.34	7.946	720	223,152	79.92	91.76	358	2	63.98
731 - 750	114	29,503,716	6.68	7.957	740	258,805	79.17	92.50	358	2	56.92
751 - 770	71	17,792,034	4.03	8.044	758	250,592	77.93	88.56	355	5	42.19
771 - 790	34	8,414,114	1.90	8.078	781	247,474	78.62	85.87	355	5	34.41
791 - 810	25	5,758,516	1.30	7.843	799	230,341	78.90	88.92	356	4	44.14
811 - 830	2	497,957	0.11	7.780	813	248,979	80.00	97.51	359	1	24.90
Total:	1,754	441,745,253	100	7.933	681	251,850	79.05	89.63	357	3	44.13